Exhibit 10.18

EXECUTION COPY

SECOND LIEN PLEDGE AGREEMENT

This SECOND LIEN PLEDGE AGREEMENT, dated as of May 31, 2007 (as the same may be amended, supplemented, restated or otherwise modified from time to time, this “Agreement”) between LYN HOLDINGS CORP., a Delaware corporation (“Holdings”), NEFF CORP., a Delaware corporation (“Parent Borrower”) and NEFF RENTAL, LLC, a Delaware limited liability company (“Neff Rental”) and each other Person which becomes party hereto as Pledgor (such Persons, together with Holdings, Parent Borrower and Neff Rental., collectively, the “Pledgors” and each, a “Pledgor”), and BANK OF AMERICA, N.A. in its capacity as Agent for Secured Parties (“Agent”).

W I T N E S S E T H:

WHEREAS, Holdings, Parent Borrower, the Persons signatory thereto from time to time as Lenders, Bank of America, N.A., as the Agent, have entered into the Credit Agreement, dated as of the date hereof (as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”; capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Credit Agreement);

WHEREAS, it is a condition under the Credit Agreement that each Pledgor shall have executed and delivered this Agreement to Agent for the ratable benefit of Secured Parties;

WHEREAS, each Pledgor is the record and beneficial owner of the shares of Stock listed in Part A of Schedule I hereto and the owner of the promissory notes and Instruments listed in Part B of Schedule I hereto;

WHEREAS, each Pledgor benefits from the credit facilities made available to Parent Borrower under the Credit Agreement;

WHEREAS, in order to induce Agent and Secured Parties to make the Term Loans as provided for in the Credit Agreement, each Pledgor has agreed to pledge the Pledged Collateral to Agent in accordance herewith; and

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and to induce Secured Parties to make Term Loans under the Credit Agreement, each Pledgor hereby agrees with Agent, for the benefit of Secured Parties, as follows:

1. Definitions. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined, and the following shall have (unless otherwise provided elsewhere in this Agreement) the following respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

“Pledged Collateral” has the meaning specified in Section 2.

“Pledged Entity” means an issuer of Pledged Shares or any other wholly owned Subsidiary of Holdings.

“Pledged Indebtedness” means the Indebtedness listed on Part B of Schedule I hereto.

“Pledged Shares” means the Stock listed on Part A of Schedule I hereto.

“Secured Obligations” has the meaning specified in Section 3.

2. Pledge. Each Pledgor hereby pledges to Agent for itself and the benefit of Secured Parties, and grants to Agent for itself and the benefit of Secured Parties, a second priority security interest in all of the following (collectively, the “Pledged Collateral”):

(a) the Pledged Shares and the certificates representing the Pledged Shares, and all dividends, distributions, cash, Instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares; and

(b) any additional Stock of a Pledged Entity from time to time acquired by each Pledgor in any manner (which shares shall be deemed to be part of the Pledged Shares), and the certificates representing such additional Stock, and all dividends, distributions, cash, Instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Stock; and

(c) the Pledged Indebtedness and the promissory notes or Instruments evidencing the Pledged Indebtedness, and all interest, cash, Instruments and other property and assets from time to time received, receivable or otherwise distributed in respect of the Pledged Indebtedness; and

(d) all additional Indebtedness arising after the date hereof and owing to each Pledgor, together with any promissory notes and Instruments evidencing such Indebtedness, and all interest, cash, Instruments and other property and assets from time to time received, receivable or otherwise distributed in respect of that Pledged Indebtedness;

provided that Pledged Collateral shall not include any Excluded Equity (as such term is defined in the Security Agreement).

Notwithstanding anything herein to the contrary, the lien and security interest granted to the Agent pursuant to this Agreement shall be a second priority lien on and security interest in the Pledged Collateral and the exercise of any right or remedy by the Agent hereunder is subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control. Notwithstanding anything herein to the contrary, prior to the Discharge of First Lien Obligations, the requirements of this Agreement to deliver Pledged Collateral to the Agent shall be deemed satisfied by delivery of such Pledged Collateral to the First Lien Agent or the Control Agent (as defined in the Intercreditor Agreement).

3. Security for Obligations. This Agreement secures, and the Pledged Collateral is security for, the prompt payment in full when due, whether at stated maturity, by acceleration or otherwise of all Obligations (the “Secured Obligations”).

4. Delivery of Pledged Collateral. Following the Discharge of First Lien Obligations, all certificates and all promissory notes and Instruments evidencing the Pledged Collateral shall be delivered to and held by or on behalf of Agent, for itself and the benefit of Secured Parties, pursuant hereto. All Pledged Shares shall be accompanied by duly executed stock powers or other instruments of transfer or assignment in blank, all in form and substance satisfactory to Agent and all promissory notes or other Instruments evidencing the Pledged Indebtedness shall be endorsed by the applicable Pledgor or accompanied by a duly executed instrument of transfer or assignment in blank.

5. Representations and Warranties. Each Pledgor represents and warrants to Agent that as of the date hereof:

(a) Each Pledgor is, and at the time of delivery of the Pledged Shares to First Lien Agent, Control Agent or Agent, as the case may be, will be, the sole holder of record and the sole beneficial owner of such Pledged Collateral pledged by each Pledgor free and clear of any Lien thereon or affecting the title thereto, except for any Lien created by this Agreement or the Security Agreement and, subject to the Intercreditor Agreement, the Permitted First Priority Liens in respect thereof; each Pledgor is and at the time of delivery of the Pledged Indebtedness to Agent will be, the sole owner of such Pledged Collateral free and clear of any Lien thereon or affecting title thereto, except for (i) any Lien created by this Agreement, (ii) subject to the Intercreditor Agreement, the Permitted First Priority Liens in respect thereof, and (iii) the other Permitted Encumbrances;

(b) All of the Pledged Shares have been duly authorized, validly issued and are fully paid and non-assessable; the Pledged Indebtedness has been duly authorized, authenticated or issued and delivered by, and is the legal, valid and binding obligations of, the issuer thereof, and no such issuer thereof is in default thereunder;

(c) Each Pledgor has the right and requisite corporate power and authority to pledge, assign, transfer, deliver, deposit and set over the Pledged Collateral pledged by such Pledgor to Agent as provided herein;

(d) None of the Pledged Shares or Pledged Indebtedness has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject;

(e) All of the Pledged Shares are presently owned by each Pledgor, and are presently represented by the certificates listed on Part A of Schedule I hereto and constitute all of the issued and outstanding shares of all classes of stock owned by the relevant Pledgor. As of the date hereof, there are no existing options, warrants, calls or commitments of any character whatsoever relating to the Pledged Shares;

(f) No consent, approval, authorization or other order or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required (i) for the pledge by any Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by any Pledgor, or (ii) for the exercise by Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally;

(g) Upon execution of this Agreement and the delivery to and continuing possession by First Lien Agent or Control Agent of the stock certificates evidencing the shares of such Pledged Collateral together with the instruments of transfer duly authorized in blank, this Agreement will create a valid second priority perfected security interest in such Pledged Collateral and the proceeds thereof in the favor of Agent for the benefit of Agent and Secured Parties to the extent perfection is governed by the Code as in effect in any applicable jurisdiction, prior and superior in right to any Person;

(h) This Agreement has been duly authorized, executed and delivered by each Pledgor and constitutes a legal, valid and binding obligation of each Pledgor enforceable against each Pledgor in accordance with its terms;

(i) The Pledged Shares constitute 100% of the issued and outstanding shares of Stock of each Pledged Entity that is a Domestic Subsidiary of a Pledgor; and

(j) Except as disclosed on Part B of Schedule I, none of the Pledged Indebtedness is subordinated in right of payment to other Indebtedness (except for the Secured Obligations) or subject to the terms of an indenture.

The representations and warranties set forth in this Section 5 shall survive the execution and delivery of this Agreement.

6. Covenants. Each Pledgor covenants and agrees that until (a) the Termination Date or (b) as to any Pledgor, the date upon which all Pledged Shares owned by such Pledgor shall have been sold or otherwise disposed of in accordance with the Credit Agreement:

(a) Without the prior written consent of Agent, such Pledgor will not (i) sell, assign, transfer, pledge the Pledged Collateral (except pursuant to a transaction permitted by the Credit Agreement) or (ii) otherwise encumber any of its rights in or to the Pledged Collateral (except for Liens permitted under the Credit Agreement), or any unpaid dividends, interest or other distributions or payments with respect to the Pledged Collateral or grant a Lien in the Pledged Collateral, unless otherwise expressly permitted by the Credit Agreement;

(b) Subject to the Intercreditor Agreement, upon the written request of Agent, each Pledgor will, at its expense, promptly execute and deliver all such further instruments and take all such further actions as Agent from time to time may reasonably request in order to ensure to Agent and Secured Parties the security interests to the Pledged Collateral granted hereby are perfected, including the filing of any necessary Code financing statements, which may be filed by Agent with or (to the extent permitted by law) without the signature of each Pledgor; and

(c) Each Pledgor will, upon obtaining ownership of any additional Stock or promissory notes or Instruments of a Pledged Entity or any Stock or promissory notes or Instruments otherwise required to be pledged to Agent pursuant to any of the Loan Documents, which Stock, notes or Instruments are not already Pledged Collateral on the date hereof, promptly deliver to Agent a pledge amendment, duly executed by such Pledgor, in substantially the form of Schedule II hereto

(a “Pledge Amendment”) in respect of any such additional Stock, notes or Instruments, pursuant to which such Pledgor shall pledge to Agent all of such additional Stock, notes and Instruments. Each Pledgor hereby authorizes Agent to attach each Pledge Amendment to this Agreement and agrees that all Pledged Shares and Pledged Indebtedness listed on any Pledge Amendment delivered to Agent shall for all purposes hereunder be considered Pledged Collateral.

(d) Following the Discharge of the First Lien Obligations, in the case of each Pledgor which is an issuer of Pledged Collateral, such Pledgor agrees that after an Event of Default it will comply with instructions of the Agent with respect to the Stock of such issuer without further consent by the applicable Pledgor.

7. Pledgor’s Rights. As long as no Default or Event of Default shall have occurred and be continuing and until written notice shall be given by Agent to the relevant Pledgor(s) of its intent to exercise its corresponding rights in accordance with Section 8(a) hereof:

(a)(i) Each Pledgor shall be entitled to vote, give consents and have all other consensual rights with respect to the Pledged Collateral, or any part thereof for all purposes not inconsistent with the provisions of this Agreement, the Credit Agreement or any other Loan Document;

(ii) Agent shall execute and deliver (or cause to be executed and delivered) to the relevant Pledgor all such proxies and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and other rights that it is entitled to exercise pursuant to clause (i) above; and

(b)(i) As long as no Event of Default shall have occurred and be continuing, each Pledgor shall be entitled, from time to time, to collect, receive and retain for its own use, free and clear of the Lien created by this Agreement, any and all cash dividends, distributions, principal and interest paid in respect of the Pledged Shares or Pledged Indebtedness to the extent permitted in the Credit Agreement other than any and all dividends, interest, principal or other distributions paid or payable other than in cash in respect of any Pledged Collateral, and Instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral whether resulting from a subdivision, combination or reclassification of the outstanding Stock of the issuer of any Pledged Shares or received in exchange for Pledged Shares or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise; and

(ii) upon the occurrence and during the continuance of an Event of Default, all dividends and interest and all other distributions in respect of any of the Pledged Shares or Pledged Indebtedness, whenever paid or made, shall be delivered to Agent to hold as Pledged Collateral and shall, if received by any Pledgor, be received in trust for the benefit of Agent, be segregated from the other property or funds of such Pledgor, and be forthwith delivered to Agent as Pledged Collateral in the same form as so received (with any necessary indorsement).

8. Defaults and Remedies; Proxy.

(a) Subject to the Intercreditor Agreement, upon the occurrence of an Event of Default and during the continuation of such Event of Default, and concurrently with written notice by

Agent to each Pledgor, Agent (personally or through an agent or designee) is hereby authorized and empowered (i) to transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, (ii) to exchange certificates or Instruments representing or evidencing Pledged Collateral for certificates or Instruments of smaller or larger denominations, (iii) to exercise the voting and all other rights as a holder with respect thereto, (iv) to collect and receive all cash dividends, interest, principal and other distributions made thereon and (v) to sell in one or more sales after ten (10) days’ notice to each Pledgor of the time and place of any public sale or of the time at which a private sale is to take place (which notice each Pledgor agrees is commercially reasonable) the whole or any part of the Pledged Collateral and to otherwise act with respect to the Pledged Collateral as though Agent was the outright owner thereof. Any sale shall be made at a public or private sale at Agent’s place of business, or at any place to be named in the notice of sale, either for cash or upon credit or for future delivery at such price or prices and upon such other terms as are commercially reasonable irrespective of the impact of any such sales on the market price of the Pledged Collateral. Agent may be the purchaser of the whole or any part of the Pledged Collateral so sold, to the extent permitted by law, and hold the same thereafter in its own right free from any claim of any Pledgor or any right of redemption, and Agent or such other Secured Party may pay the purchase price by crediting the amount thereof against the Obligations. Each sale shall be made to the highest bidder, but Agent reserves the right to reject any and all bids at such sale which, in its discretion, it shall deem inadequate. EACH PLEDGOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS AGENT AS THE PROXY AND ATTORNEY-IN-FACT OF EACH PLEDGOR WITH RESPECT TO THE PLEDGED COLLATERAL. THE APPOINTMENT OF AGENT AS PROXY AND ATTORNEY-IN-FACT IS COUPLED WITH AN INTEREST. THE APPOINTMENT OF AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO VOTE THE PLEDGED SHARES AS PROVIDED HEREIN, WITH FULL POWER OF SUBSTITUTION TO DO SO AND THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF THE PLEDGED SHARES WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY PLEDGED SHARES ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF THE PLEDGED SHARES OR ANY OFFICER OR AGENT THEREOF), UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT. NOTWITHSTANDING THE FOREGOING, AGENT SHALL NOT HAVE ANY DUTY TO EXERCISE ANY SUCH RIGHT OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO.

(b) If, at the original time or times appointed for the sale of the whole or any part of the Pledged Collateral, the highest bid, if there be but one sale, shall be inadequate to discharge in full all the Secured Obligations, or if the Pledged Collateral be offered for sale in lots, if at any of such sales, the highest bid for the lot offered for sale would indicate to Agent, in its discretion, that the proceeds of the sales of the whole of the Pledged Collateral would be unlikely to be sufficient to discharge all the Secured Obligations, Agent may, on one or more occasions and in its discretion, postpone any of said sales by public announcement at the time of sale or the time of previous postponement of sale, and no other notice of such postponement or postponements of sale need be given, any other notice being hereby waived; provided, however, that any sale or sales made after such postponement shall be after ten (10) days’ notice to the Pledgors.

(c) Agent shall apply the proceeds of any collection or sale of the Pledged Collateral at any time after receipt as provided in Section 6.5(b) of the Credit Agreement.

(d) Each Pledgor agrees to the maximum extent permitted by applicable law that following the occurrence and during the continuance of an Event of Default it will not at any time plead, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of this Agreement, or the absolute sale of the whole or any part of the Pledged Collateral or the possession thereof by any purchaser at any sale hereunder, and each Pledgor waives the benefit of all such laws to the extent it lawfully may do so. Each Pledgor agrees that it will not interfere with any right, power and remedy of Agent provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by Agent of any one or more of such rights, powers or remedies. No failure or delay on the part of Agent to exercise any such right, power or remedy and no notice or demand which may be given to or made upon each Pledgor by Agent with respect to any such remedies shall operate as a waiver thereof, or limit or impair Agent’s right to take any action or to exercise any power or remedy hereunder, without notice or demand, or prejudice its rights as against each Pledgor in any respect.

9. Assignment. Agent may assign, indorse or transfer any Instrument evidencing all or any part of the Secured Obligations as provided in, and in accordance with, the Credit Agreement, and the holder of such Instrument shall be entitled to the benefits of this Agreement.

10. Termination; Release. Immediately following the Termination Date or any sale of the Pledged Collateral to a third party other than a Credit Party in accordance with the Credit Agreement, the Pledged Collateral shall be released and Agent shall promptly deliver to each Pledgor the Pledged Collateral pledged by each Pledgor at the time subject to this Agreement and all instruments of assignment executed in connection therewith, free and clear of the Liens hereof and, except as otherwise provided herein, all of each Pledgor’s obligations hereunder with respect to any so sold Pledged Collateral or, following the Termination Date, all Pledged Collateral shall at such time terminate.

11. Lien Absolute. All rights of Agent hereunder, and all obligations of each Pledgor hereunder, shall be absolute and unconditional irrespective of:

(a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document or any other agreement or Instrument governing or evidencing any Secured Obligations;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or Instrument governing or evidencing any Secured Obligations;

(c) any exchange, release or non-perfection of any other Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations;

(d) the insolvency of any Credit Party; or

(e) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Pledgor.

12. Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Pledgor or any Pledged Entity for liquidation or reorganization, should each Pledgor or any Pledged Entity become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of any Pledgor’s or any Pledged Entity’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference”, “fraudulent conveyance”, or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

13. Miscellaneous.

(a) Agent may execute any of its duties hereunder by or through agents or employees and shall be entitled to advice of counsel concerning all matters pertaining to its duties hereunder.

(b) Each Pledgor agrees to promptly reimburse Agent for actual reasonable and documented out-of-pocket expenses, including, without limitation, reasonable counsel fees, incurred by Agent in connection with the administration and enforcement of this Agreement.

(c) Neither Agent, nor any of its respective officers, directors, employees, agents or counsel shall be liable for any action lawfully taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

(d) THIS AGREEMENT SHALL BE BINDING UPON EACH PLEDGOR AND ITS SUCCESSORS AND ASSIGNS (INCLUDING A DEBTOR-IN-POSSESSION ON BEHALF OF EACH PLEDGOR), AND SHALL INURE TO THE BENEFIT OF, AND BE ENFORCEABLE BY, AGENT AND ITS SUCCESSORS AND ASSIGNS, AND SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE, AND, SUBJECT TO THE TERMS OF THE CREDIT AGREEMENT, NONE OF THE TERMS OR PROVISIONS OF THIS AGREEMENT MAY BE WAIVED, ALTERED, MODIFIED OR AMENDED EXCEPT IN WRITING DULY SIGNED FOR AND ON BEHALF OF AGENT AND EACH PLEDGOR.

14. Severability. If for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law in any jurisdiction, as to such jurisdiction, such invalidity shall not impair the operation of or effect those portions of this Agreement which are valid, and such invalidity shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

15. Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in Section 9.3 of the Credit Agreement.

16. Section Titles. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

17. Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile or other electronic transmission), which shall, collectively and separately, constitute one agreement.

18. Authorization. Each Pledgor hereby irrevocably authorizes the Agent at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Pledged Collateral (i) as all assets of such Pledgor or words of similar effect, regardless of whether any particular asset comprised in the Pledged Collateral falls within the scope of Article 9 of the Code or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail and (b) contain any other information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement or amendment, including whether such Pledgor is an organization, the type of organization and any organization identification number issued to such Pledgor. Each Pledgor also ratifies its authorization for the Agent to have filed in any Uniform Commercial Code jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

19. Additional Pledgors. If, pursuant to Section 2.8(c) of the Credit Agreement, Parent Borrower shall be required to cause any Subsidiary that is not a Pledgor to become a Pledgor hereunder, such Subsidiary shall execute and deliver to Agent a Joinder Agreement substantially in the form of Exhibit A to the Credit Agreement and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Pledgor party hereto on the Closing Date.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

PLEDGORS:

LYN HOLDINGS CORP.

By:	/s/ Mark Irion
Name:	Mark Irion
Title:	Chief Financial Officer

NEFF CORP.

By:	/s/ Mark Irion
Name:	Mark Irion
Title:	Chief Financial Officer

NEFF RENTAL, LLC

By:	/s/ Mark Irion
Name:	Mark Irion
Title:	Chief Financial Officer

[Signature Page to Second Lien Pledge Agreement]

AGENT:
BANK OF AMERICA, N.A., as Agent for the benefit of itself, the Lenders and the other Secured Parties

By:	/s/ Mollie S. Canup
Name:	Mollie S. Canup
Title:	Vice President

[Signature Page to Second Lien Pledge Agreement]